EXHIBIT 1A-4

SUBSCRIPTION AGREEMENT

Name of Investor:

Richard K. Pertile, CEO

Acacia Diversified Holdings, Inc.

13575 58th Street North

Clearwater, FL 33760

Re: Acacia Diversified Holdings, Inc. – 75,000,000 Shares of Common Stock (the “Shares”)

Gentlemen:

1.

Subscription. The undersigned hereby tenders this subscription and applies to purchase the number of Shares offered by Acacia Diversified Holdings, Inc., a Texas corporation (the "Company") indicated below, pursuant to the terms of this Subscription Agreement. The purchase price of each share is between four cents ($0.04) and twenty-five cents ($0.25) payable in cash in full upon subscription. The undersigned further sets forth statements upon which you may rely to determine the suitability of the undersigned to purchase the Shares. The undersigned understands that the Shares are being offered pursuant to the Offering Circular filed with the Securities and Exchange Commission and its exhibits (the “Offering Circular”). In connection with this subscription, the undersigned represents and warrants that the personal, business and financial information provided to the Company along with this Subscription Agreement, is complete and accurate, and presents a true statement of the undersigned's financial condition.

2.	Representations and Understandings. The undersigned hereby makes the following representations, warranties and agreements and confirms the following understandings:

a.

The undersigned has received a copy of the Offering Circular, has reviewed it carefully, and has had an opportunity to question representatives of the Company and obtain such additional information concerning the Company as the undersigned requested. All questions of the undersigned have been satisfactorily answered prior to making this investment.

b.

The undersigned has sufficient experience in financial and business matters to be capable of utilizing such information to evaluate the merits and risks of the undersigned's investment, and to make an informed decision relating thereto; or the undersigned has utilized the services of his, her or its financial advisor or other investment representative and together they have sufficient experience in financial and business matters that they are capable of utilizing such information to evaluate the merits and risks of the undersigned's investment, and to make an informed decision relating thereto.

c.

The undersigned has evaluated the risks of this investment in the Company, including those risks particularly described in the Offering Circular, and has determined that the investment is suitable for him, her or it. The undersigned has adequate financial resources for an investment of this character, and at this time could bear a complete loss of his/her/its investment. The undersigned understands that any projections or other forward-looking statements that were made in the Offering Circular are mere estimates and may not reflect the actual results of the Company's operations. The undersigned understands that the Use of Proceeds made in the Offering Circular are estimates, are not binding, and are subject to the Company's discretion, and may not reflect the actual use of proceeds by the Company of the funds they receive from this offering and from your investment.

d.

The undersigned understands that the Shares are not being registered under the Securities Act of 1933, as amended (the "1933 Act") on the ground that the issuance thereof is exempt under Regulation A of Section 3(b) of the 1933 Act, and that reliance on such exemption is predicated in part on the truth and accuracy of the undersigned's representations and warranties, and those of the other purchasers of Shares.

e.

The undersigned understands that the Shares are being offered pursuant to Tier 1 offering pursuant to Regulation A of the Securities Act of 1933, and has confirmed that the Company has filed appropriated notice filings in the jurisdiction of the undersigned’s residence.

f.

The amount of this investment by the undersigned does not exceed 10% of the greater of the undersigned's net worth, not including the value of his/her primary residence, or his/her annual income in the prior full calendar year, as calculated in accordance with Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended, unless the undersigned is an "accredited investor," as that term is defined in Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended, or is the beneficiary of a fiduciary account, or, if the fiduciary of the account or other party is the donor of funds used by the fiduciary account to make this investment, then such donor, who meets the requirements of net worth, annual income or criteria for being an "accredited investor."

g.

The undersigned has no need for any liquidity in his/her/its investment and is able to bear the economic risk of the investment for an indefinite period of time. The undersigned has been advised and is aware that: (a) there is a limited public market for the Shares that more than a limited public market for the Shares may not develop; (b) it may not be possible to liquidate the investment readily; and (c) the Shares have not been registered under the Securities Act of 1933 and applicable state law and an exemption from registration for resale may not be available.

h.

All contacts and contracts between the undersigned and the Company regarding the offer and sale of Shares have been made within the state indicated below his/her/its signature on the signature page of this Subscription Agreement and the undersigned is a resident of such state.

i.

The undersigned has relied solely upon the Offering Circular and independent investigations made by him or her or his or her representatives and advisors with respect to the Shares subscribed for herein, and no oral or written representations beyond the Offering Circular have been made to the undersigned or relied upon by the undersigned by the Company, its representatives or assigns, or any other person or entity.

j.	The undersigned agrees not to transfer or assign this subscription or any interest therein.

k.	The undersigned hereby acknowledges and agrees that, except as may be specifically provided herein, the undersigned is not entitled to withdraw, terminate or revoke this subscription.

l.

If the undersigned is a partnership, corporation, limited liability company or trust, it has been duly formed, is validly existing, has full power and authority to make this investment, and has not been formed for the specific purpose of investing in the Shares. This Subscription Agreement and all other documents executed in connection with this subscription for Shares are valid, binding and enforceable agreements of the undersigned.

m.

The undersigned meets any additional suitability standards and/or financial requirements that may be required in the jurisdiction in which he or she resides, or is purchasing in a fiduciary capacity for a person or account meeting such suitability standards and/or financial requirements, and is not a minor.

n.	Reserved.

3.	Reserved.

4.

Issuer-Directed Offering; No Underwriter. The undersigned understands that the offering is being conducted by the Company directly (issuer-directed) and the Company has not engaged a selling agent such as an underwriter or placement agent.

5.

Foreign Investors. If the undersigned is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), the undersigned hereby represents that he or she has satisfied himself or herself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Subscription Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and

(iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares. The undersigned’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of the undersigned’s jurisdiction.

6.

Valuation. The undersigned acknowledges that the price of the Shares was set by the Company on the basis of the Company’s internal valuation and no warranties are made as to value. The undersigned further acknowledges that future offerings of securities by the Company may be made at lower valuations, with the result that the undersigned’s investment will bear a lower valuation.

7.	Reserved.

8.

Taxpayer Identification Number/Backup Withholding Certification. Unless a subscriber indicates to the contrary on the Subscription Agreement, he, she or it will certify that his taxpayer identification number is correct and, if not a corporation, IRA, Keogh, or Qualified Trust (as to which there would be no withholding), he is not subject to backup withholding on interest or dividends. If the subscriber does not provide a taxpayer identification number certified to be correct or does not make the certification that the subscriber is not subject to backup withholding, then the subscriber may be subject to twenty-eight percent (28%) withholding on interest or dividends paid to the holder of the Shares.

9.

Governing Law. Investor agrees that the terms and conditions of this Subscription Agreement shall be governed by and construed in accordance with the laws of state of Florida without regard to any statutory or common-law provision pertaining to conflicts of laws.  Investor agrees that only courts of competent jurisdiction in Pinellas County, Florida and the United States District Court for the Middle District of Florida, Tampa Division shall have concurrent jurisdiction with the arbitration tribunals of the American Arbitration Association for purposes of entering temporary, preliminary and permanent injunctive relief and regarding any action arising from or relating to the Offering or out of any breach or alleged breach of this Subscription Agreement.  Investor agrees to submit to the personal jurisdiction of such courts and any other applicable court within the State of Florida.

Arbitration.  Investor agrees that all controversies, claims, disputes and matters in question arising out of, or related to the Offering, this Agreement, the breach of this Agreement, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder, or any other matter or claim whatsoever between Investor and the Company (including its officers, directors, agents and shareholders) shall be decided by binding arbitration before the American Arbitration Association, utilizing its Commercial Rules.  Investor hereby waives trial by jury and trial by all courts of competent jurisdiction by agreeing to this arbitration provision.  The Governing Law and pre-dispute Arbitration provisions, including the exclusive forum and waiver of jury trial are all  intended to apply to all actions arising under the U.S. federal securities laws and state law claims. Venue for any arbitration between the Company and Investor shall be and is mandatory in Pinellas County, Florida, to the exclusion of all other places of venue, for all matters that arise under or relate to this Subscription Agreement.

10.

Acknowledgement of Risks Factors. The undersigned has carefully reviewed and thoroughly understands the risks associated with an investment in the Shares as described in the Offering Circular with specific reference to the section titled Risk Factors therein. The undersigned acknowledges that this investment entails significant risks.

[SPACE LEFT INTENTIONALLY BLANK SIGNATURE PAGE TO FOLLOW]

The undersigned has (have) executed this Subscription Agreement on this      .

SUBSCRIBER

Signature

(Print Name of Subscriber)

(Street Address)

(City, State and Zip Code)

(Social Security or Tax Identification Number) Number of Shares:

Dollar Amount of Shares (At $0.                       Per Share) $

SUBSCRIPTION ACCEPTED:                DATE:

Acacia Diversified Holdings, Inc.

By: Richard K. Pertile,

Chief Executive Officer